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                                                                    Exhibit 10.3

                       GUARANTORS' CONTRIBUTION AGREEMENT

      This Agreement is made as of March 8, 2000, by and among AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D, each a Delaware business trust (each, a "Guarantor" and together, the "Guarantors").

                                    RECITALS

      WHEREAS, each of the Guarantors is a party to that certain Guarantee dated as of March 8, 2000 (the "Guarantee") in favor of Heller Affordable Housing of Florida, Inc., as lessor under that certain Lease Agreement dated as of March 8, 2000 with Echelon Commercial LLC, a Delaware limited liability company;

      WHEREAS, each Guarantor is jointly and severally liable under the Guarantee; and

      WHEREAS, each Guarantor desires to limit its liability under the Guarantee to an amount reflecting its relative net worth vis a vis the other Guarantors.

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. Contribution. The Guarantors agree that, as among themselves in their capacity as guarantors, the ultimate responsibility for repayment of the Obligations (as defined in the Guarantee) shall be apportioned among the respective Guarantors pro rata in accordance with their respective net worth as of December 31, 1999, which percentage allocation is set forth on Schedule A hereto. In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Obligations in excess of its proportionate share as set forth on such schedule, each other Guarantor shall make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Obligations. In the event of any default by any Guarantor under this Section 1, each other Guarantor will bear its proportionate share of the defaulting Guarantors obligation under this
Section 1.

      2. Miscellaneous. This Agreement may be amended only by the written agreement of an authorized representative of each of the parties hereto. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

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      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                         AFG INVESTMENT TRUST A
                                         AFG INVESTMENT TRUST B
                                         AFG INVESTMENT TRUST C
                                         AFG INVESTMENT TRUST D

                                         By: AFG ASIT Corporation, their
                                             Managing Trustee


                                             /s/ Gail D. Ofgant
                                             -----------------------------------
                                             Print: Gail D. Ofgant
                                             Title: Senior Vice President


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                                   SCHEDULE A

                                   Allocation
                                   ----------

AFG Investment Trust A                                      7.00%

AFG Investment Trust B                                     11.58%

AFG Investment Trust C                                     35.08%

AFG Investment Trust D                                     46.34%


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